UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 9, 2015

McDONALD’S CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza
Oak Brook, Illinois
(Address of Principal Executive Offices)
60523
(Zip Code)

(630) 623-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On December 9, 2015, McDonald’s Corporation (the “Company”) issued an aggregate principal amount of U.S.$6,000,000,000 of the Company’s medium-term notes, pursuant to the Company’s existing medium-term notes program, as set forth in the Company’s Registration Statement on Form S-3 (Registration No. 333-205731), filed with the U.S. Securities and Exchange Commission and effective on July 17, 2015, and the related Prospectus and Prospectus Supplement, each dated July 17, 2015.

The Company issued the following tranches of its medium-term notes:

•	U.S.$750,000,000 of 2.100% Medium-Term Notes Due 2018, as described in Pricing Supplement No. 1, dated December 2, 2015;

•	U.S.$1,000,000,000 of 2.750% Medium-Term Notes Due 2020, as described in Pricing Supplement No. 2, dated December 2, 2015;

•	U.S.$1,750,000,000 of 3.700% Medium-Term Notes Due 2026, as described in Pricing Supplement No. 3, dated December 2, 2015;

•	U.S.$750,000,000 of 4.700% Medium-Term Notes Due 2035, as described in Pricing Supplement No. 4, dated December 2, 2015; and

•	U.S.$1,750,000,000 of 4.875% Medium-Term Notes Due 2045, as described in Pricing Supplement No. 5, dated December 2, 2015.

A copy of the legal opinion of the Corporate Executive Vice President, General Counsel and Secretary of the Company relating to the issuance of an aggregate principal amount of U.S.$6,000,000,000 of the Company’s medium-term notes, as described herein, is filed as Exhibit 5 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
5	Legal Opinion of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation.
23	Consent of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation (included in the opinion filed as Exhibit 5 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date:	December 9, 2015	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description
5	Legal Opinion of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation.
23	Consent of Gloria Santona, Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation (included in the opinion filed as Exhibit 5 hereto).